SEVERANCE AGREEMENT FOR CHIEF EXECUTIVE OFFICER
                 -----------------------------------------------

     This SEVERANCE AGREEMENT FOR CHIEF EXECUTIVE OFFICER ("Agreement") is made and entered into as of this 12th day of November, 1997, by C B & T, INC. (together with its successors, the "Company") and JEFF GOLDEN (the "Executive").

     WHEREAS, the Executive currently serves as Chief Executive Officer of the Company; and

     WHEREAS,  the Company is currently  contemplating  the sale of the Company;
and

     WHEREAS, the Company desires and intends to continue to employ the Executive as Chief Executive Officer of the Company and wishes to encourage the Executive to remain in such position during the negotiations for the sale of the Company; and

     WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Employment Agreement, the Executive and the Company agree as follows:

1. DURATION: This Agreement will remain in effect until (1) the termination of the Executive by the Company before a Change of Control of the Company (as hereafter defined); (2) the voluntary resignation of the Executive before a Change of Control of the Company; (3) the death or disability of the Executive before a Change of Control; or (4) October 31, 1999, if there has been no Change of Control of the Company before such date, whichever of the preceding four conditions occurs first.

2. CHANGE IN CONTROL: If the Company should undergo a "Change of Control," whose Effective Date is on or before October 31, 1999, and if the Executive remains in continuous service as Chief Executive Officer of the Company until the Effective Date of a Change of Control, and if the Executive is Terminated Without Good Cause on or after thirty-six (36) months of the Effective Date of a Change of Control, the parties agree as follows:

     a. Compensation: Within thirty (30) days of the Termination Date, the Company will pay the Executive the following:

          (1) A lump sum cash payment equal to the Severance Factor times the Monthly Rate of Pay of the Executive as of the Effective Date of a Change of Control; where

          (2) The Severance Factor is the number 36 less the number of complete months elapsing from the Effective Date of the Change of Control until the Termination Date.


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     b.  Definitions:  For  purposes  of this  Agreement,  the terms  "Change of
Control," "Effective Date of Change of Control," "Monthly Rate of Pay," and "Termination Date," shall be defined the same as those definitions found in the C B &T, Inc. Employee Severance Pay Plan, As Effective October 31, 1997 (the
"Plan").   The  term  "Termination  without  Good  Cause"  shall  mean  (a)  the termination of the Executive's employment or a substantial reduction in his duties, salary or benefits, or the location at which he performs services, as in effect the day prior to the Effective Date of a Change of Control (b) which is for a reason other than those listed in the definition of a Termination for Cause under the Plan.

     c. Tax Liability: In the event that any compensation payable under this Paragraph (the "Payment") is determined to be a "parachute payment" under section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, subject to the excise tax imposed by section 4999 of the Code or any successor provision (the "Excise Tax"), the Company agrees to pay to the Executive an additional amount (the "Gross Up") such that the net amount retained by the Executive, after receiving both the Payment and the Gross Up after reduction by the sum of (i) any Excise Tax on the Payment and (ii) any Federal, state and local income taxes on the Payment, is equal to the amount of the Payment determined as if it were not a parachute payment under the Code.

     For purposes of determining the Gross Up, the Executive shall be deemed to pay Federal, state and local income taxes at the highest marginal rate of taxation in his filing status for the calendar year in which the Payment is to be made. State and local taxes shall be determined using the same rate assumption, but based upon the Executive's domicile on the date of the Change of Control. The determination of whether such Excise Tax is payable and the amount of such Excise Tax shall be based upon the opinion of tax counsel selected by the Company subject to the approval of the Executive. If such opinion is not finally accepted by the Internal Revenue Service, then appropriate adjustments shall be calculated (with Gross Up, if applicable) by such tax counsel based upon the final amount of Excise Tax so determined. The final amount shall be paid, if applicable, within thirty (30) days after such calculations are completed.

3. SUCCESSORS AND ASSIGNS: The parties acknowledge and agree that this Agreement may not be assigned by either party without the written consent of the other party. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors or legal representatives, but only to the extent that such persons may collect any compensation due to the Executive under this Agreement.

4.  RULES  OF   CONSTRUCTION:   The  following   provisions   shall  govern  the
interpretation and enforcement of this Agreement:



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     a. Severability:  The parties  acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, the parties acknowledge and agree that, in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding and enforceable.

     b. Waiver: The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions, of this Agreement.

     c. Choice of Law: The parties acknowledge and agree that except as specifically provided otherwise in this Agreement, the law of Tennessee will govern the validity, interpretation and effect of this Agreement.

     d. Modification: The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties with respect to its subject matter (i.e, Severance Benefits arising out of the termination of the Executive following a Change of Control); that the parties have executed this Agreement based upon the express terms and provisions set forth herein; that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. In addition, the parties acknowledge and agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing (ii) contains an express provision referencing this Agreement (iii) is signed by the Executive and (iv) is approved by the Board of Directors. This Agreement may not be modified by the Company so as to diminish the Severance Benefits to the Executive prior to a Change of Control of the Company that occurs on or before October 31, 1999. Likewise, this Agreement may not be modified by the Purchaser or the Company so as to diminish the Executive's benefits hereunder for three years following the Effective Date of a Change of Control.

     e. Execution: The parties agree that this Agreement may be executed in multiple counterparts, each of which shall be deemed an Original for all purposes.

     f. Headings: The parties agree that the subject headings set forth at the beginning of each paragraph in this Agreement are provided for ease of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation or enforcement of this Agreement.

5. LEGAL CONSULTATION: The parties acknowledge and agree that both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement. The Executive acknowledges that the firm of Jenkens & Gilchrist, a Professional Corporation, represents only the Company with respect to this Agreement.



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6. NOTICES:  The parties acknowledge and agree that any and all Notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery or certified U.S. mail. Notices shall be effective on the day of receipt. Such Notices shall be addressed to each party as follows:

     PROVIDE ADDRESSES FOR NOTICES

7. EMPLOYMENT STATUS. This Agreement will not be construed as giving to the Executive, or other person, any legal or equitable right against the Company or any person acting on behalf of the Company, except as expressly provided herein. Likewise, nothing appearing in or done pursuant to the Agreement shall be held or construed to create a contract of employment with the Executive or to obligate the Company to continue the service of the Executive or to affect or modify his or her terms of employment in any way, except to provide the severance benefits stated herein.



     EXECUTED on this 8 day of December, 1997, at McMinnville, Tennessee.




                                   /s/ Jeff Golden
                                   ---------------------------------------------
                                   JEFF GOLDEN



                                  C B & T, Inc.




                                  By:        /s/ M.T. Mullican
                                             -----------------------------------
                                  Title:     Vice Chairman







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